UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation

001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware

333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2007, NewPage Corporation (the “Company”) entered into a Purchase Agreement with Goldman, Sachs & Co., as representatives of the purchasers named therein (together the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers $456 million in aggregate principal amount of its 10% senior secured notes due 2012 (the “Notes”) in a private placement in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Unless and until the Notes are registered under the Securities Act, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Purchase Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated by reference herein in response to this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Purchase Agreement, dated December 7, 2007, between NewPage Corporation and Goldman & Sachs & Co., as representative of the several purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Jason W. Bixby	By:	/s/ Jason W. Bixby
Jason W. Bixby Vice President and Chief Financial Officer Date: December 13, 2007		Jason W. Bixby Vice President and Chief Financial Officer Date: December 13, 2007